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                                                                Exhibit 4.8


                         OPTION TO PURCHASE COMMON STOCK
                         OF GENEVA STEEL HOLDINGS CORP.

               This certifies that, for value received, Stephen M. Bunker ("Executive") is hereby granted the option to purchase from Geneva Steel Holdings Corp., a Delaware corporation (the "Company"), 25,000 shares of common stock of the Company, upon the terms and subject to the conditions set forth below (the "Option").

               1. Definitions. For purposes of this Option Agreement, except as otherwise provided or unless the context otherwise requires, all capitalized terms not otherwise defined have the meanings ascribed to them in this Section
1. Whenever the context requires, such terms shall include the plural number as well as the singular.

         "Business Day" means any day except Saturday, Sunday and any other day on which commercial banks in Salt Lake City, Utah are authorized by law to close, except that for the purpose of Section 5, "Business Day" means any day other than a Saturday, Sunday and any day on which the Common Stock is not traded on an exchange or in a market.

         "Cause" means circumstances where the Executive (i) is convicted of a felony, a crime of moral turpitude or any crime involving the Company or its subsidiaries (other than pursuant to actions taken at the direction or with the approval of the Board of Directors of the Company or board of directors or managing board of any subsidiary), (ii) is found by reasonable determination of the Company, made in good faith, to have engaged in (A) willful misconduct, (B) willful or gross neglect, (C) fraud, (D) misappropriation or (E) embezzlement in the performance of his duties or (iii) willfully and repeatedly fails to discharge his duties as an employee of the Company or its subsidiaries.

         "Change of Control" means a Change of Control as defined in the Term Loan Agreement, dated as of January 3, 2001, among Geneva Steel LLC, as borrower, Citicorp USA, Inc., as agent on behalf of the lenders thereto, and the other lenders named therein.

         "Common Stock" means the common stock of the Company, par value, $.01 per share, or any other class of stock resulting from successive changes or reclassifications of the Common Stock.

         "Company" is defined in the introductory paragraph.

         "Control" means, with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, or by contract or otherwise.

         "Executive" is defined in the introductory paragraph.

         "Exercise Price" is defined in Section 4(d).

         "Expiration Date" has the meaning set forth in Section 4(a).

         "Fair Market Value" is defined in Section 5(b).
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         "Issuance or Sale Date" is defined in Section 5(a)(ii).

         "Operating Company" means Geneva Steel LLC, a Delaware limited liability company.

         "Option" is defined in the introductory paragraph.

         "Option Plan" means the Geneva Steel Holdings Corp. 2001 Stock Option Plan, adopted under the Third Amended Plan of Reorganization of Geneva Steel Company, as modified.

         "Optionee" means the Executive and any Permitted Transferee who holds the Option from time to time.

         "Permitted Transferee" means any of the following: (i) any revocable trust created for the benefit of the Executive during the lifetime of the Executive of which the Executive (whether in the capacity as a trustee, settlor or otherwise) has voting and dispositive control over the assets held by such trust, (ii) any irrevocable trust created for the benefit of the Executive and/or any spouse of the Executive and/or any descendant of the Executive (which term shall include any adopted child or stepchild of the Executive) of which the Executive is a trustee having voting and dispositive control over the assets held by such trust, (iii) a custodianship for the benefit of a minor who is a descendant of the Executive (which term shall include any adopted child or stepchild of the Executive), to which any transfer is made pursuant to and which is valid under the Uniform Transfers to Minors Act, the Uniform Gifts to Minors Act or a substantially similar act, and of which the Executive is a custodian having voting or dispositive control over the assets held pursuant to such custodianship, (iv) any partnership, limited liability company or similar entity all of the ownership interests in which are held by the Executive alone, or by the Executive and any spouse of the Executive and/or any descendant of the Executive (which term shall include any adopted child or stepchild of the Executive) and/or any Person referred to in clauses (i) - (iii) above, which is Controlled by the Executive, (v) any corporation (including, without limitation, any direct or indirect subsidiary of any such corporation) which is wholly-owned directly or indirectly, by the Executive alone or by the Executive and any one or more Persons referred to in clauses (i) - (iv) above and which is Controlled by the Executive, and (vi) the initial transferee of any Option that paid consideration for such transfer; provided, however, that any Option transferred for value shall not be further transferable or assignable except to a legal guardian for, or estate of, such initial transferee that paid consideration for such Option.

         "Person" means an individual, partnership, corporation, limited liability company, trust or other entity of whatever nature.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Termination" means any of (i) a discharge of the Executive, (ii) reduction in compensation of the Executive, (iii) the assignment of the Executive to any duties inconsistent in any material respect to the Executive's position (including status, offices, title and reporting requirements), authority, duties or responsibilities or (iv) requiring the Executive to be based at any office or location that is more than seventy-five (75) miles from Vineyard, Utah.

         2. Issuance of the Option. The Option are being issued to Stephen M. Bunker as of August 15, 2001.


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         3. Registration; Transfers and Exchanges. An Optionee may transfer the
Option, in whole or in part, from time to time, to one or more Permitted Transferees, by surrendering this Option Agreement, with the form of assignment attached to this Agreement as Exhibit A duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Optionee). Upon such surrender, the Company shall issue and deliver to the Optionee a new Option Agreement, in the name of the Permitted Transferee or Permitted Transferees and in the denomination or denominations specified in such instrument of assignment. If the right to purchase less than all of the shares of Common Stock issuable upon exercise of the Option shall be so transferred, the Optionee shall be entitled to receive a new Option Agreement covering in the aggregate the number of shares of Common Stock with respect to which the right to purchase shall not have been so transferred, and the transferee or transferees shall be entitled to receive a new Option Agreement covering in the aggregate the remaining number of shares of Common Stock issuable upon the exercise of Option. An Option Agreement which is surrendered upon transfer of an Option shall be cancelled by the Company.

         4. Duration; Exercise of Option.

               (a) The Option expires on August 15, 2011.

               (b) The Option becomes exercisable with respect to 6,250 shares on the date of this Option Agreement and with respect to an additional 6,250 shares on each of the first, second and third anniversaries of the date of this Option Agreement.

               (c) The exercisability of these Option accelerates upon the death or disability of the Executive, a Change of Control of the Company or the Operating Company, or the Termination of the Executive's employment with either the Company or the Operating Company other than for Cause.

               (d) The exercise price of the Option is $0.62 per share.

               (e) The Option may be exercised, in whole or in part, to the extent it has become exercisable, on any Business Day on or prior to the applicable Expiration Date. After the close of business on the applicable Expiration Date, the Option to the extent same remains unexercised, shall lapse and become void and of no value.

               (f) Exercise of the Option shall be made only by a written notice in substantially the form of Exhibit B delivered in person or by mail to the Secretary of the Company at the Company's principal executive office (or such other office or agency of the Company as it may designate by notice in writing to the Optionee), specifying the number of shares of Common Stock to be purchased and accompanied by payment therefor and otherwise in accordance with the terms of this Option Agreement. The Exercise Price for any shares of Common Stock purchased pursuant to the exercise of the Option shall be paid, in the discretion of the Optionee: (i) in cash (including cash equivalents), (ii) by a broker-assisted delivery of shares of Stock already owned by the optionee for at least six (6) months, (iii) by a broker-assisted "cashless exercise" effected in accordance with rules adopted by the Committee and reasonably acceptable to optionee or (iv) any combination of the foregoing. Any shares of Common Stock withheld upon exercise as payment of the Exercise Price shall be valued at their Fair Market Value on the trading day preceding the date of exercise of the Option. The Optionee


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shall deliver the notice of exercise along with this Agreement to the Secretary of the Company, who shall endorse hereon a notation of such exercise and return this Option Agreement to the Optionee.

               (g) On or before the tenth (10th) day (or if the 10th day shall not be a Business Day, then on the next Business Day thereafter) after each exercise of these Option, the Company shall issue and deliver to the Optionee, in the name of the Optionee or any Permitted Transferee, a certificate for the shares of Common Stock issuable upon such exercise, to the extent shares are issuable. Such certificate shall be deemed to have been issue, and any person so designated to be named therein shall be deemed to have become the holder of record of such shares of Common Stock, as of the date of the exercise of the Option.

         5. Adjustment of Number of Shares.

               (a) The number of shares of Common Stock acquired upon the exercise of the Option shall be subject to adjustment from time to time, as follows:

                    (i) In case the Company shall (A) subdivide or split the outstanding shares of its Common Stock into a larger number of shares, (B) combine the outstanding shares of its Common Stock into a smaller number of shares, or (C) reclassify the outstanding shares of its Common Stock, each Optionee shall thereafter be entitled to receive upon the exercise of the Option (subject to such further adjustments as may be required pursuant to this Section 5(a)(i) and Sections 5(a)(ii)-(v)) the number of shares of Common Stock of the Company which at the date of such conversion it would have owned and been entitled to receive had such Option been exercised immediately prior to the happening of the first of such events to occur after the date of this Agreement and prior to such conversion. An adjustment made pursuant to this Section 5(a)(i) shall become effective immediately upon the effectiveness of a subdivision, split, combination or reclassification.

                    (ii) Except as provided in Section 5(c), in case the Company shall at any time or from time to time sell or issue shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share) less than the Fair Market Value as of the date of issuance or sale (the "Issuance or Sale Date") of such shares or of such convertible securities, then, and in each such case, the number of shares of Common Stock for which the Option are exercisable shall be adjusted so that the Optionee shall be entitled to receive, upon the exercise thereof, the number of shares of Common Stock determined by multiplying (A) the number of shares of Common Stock for which such Option were exercisable on the day immediately prior to the Issuance or Sale Date by (B) a fraction, (1) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding on the day immediately prior to the Issuance or Sale Date, and (y) the number of additional shares of Common Stock issued or sold (or into which the convertible securities may be converted), and (2) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on the day immediately prior to the Issuance or Sale Date, and (2) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued or sold (or into which the convertible securities may be converted) would purchase at such Fair Market Value on the Issuance or Sale Date. An adjustment made pursuant to this Section 5(a)(ii) shall be made on the next Business Day following the Issuance or Sale Date and shall be effective retroactively


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immediately after the close of business on such date. For purposes of this
Section 5(a)(ii), the aggregate consideration receivable by the Company in connection with the issuance or sale of shares of Common Stock or of securities convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of reasonable underwriting discounts or commissions and expenses) of all such securities sold plus the minimum aggregate amount, if any, payable upon conversion of any such convertible securities into shares of Common Stock. Notwithstanding the foregoing, in the event that this Section 5(a)(ii) shall apply because the Company shall issue to all holders of its Common Stock as a class any rights, warrants or option enabling them to subscribe for or purchase shares of Common Stock, the Issuance or Sale Date shall be the record date relating thereto.

                    (iii) Except as provided in Section 5(c), in case the Company shall distribute to all holders of its shares of Common Stock as a class evidences of its indebtedness, securities (other than Common Stock), assets (other than cash dividends), or rights, warrants or option entitling them to subscribe for or purchase any of its securities, then in each such case the number of shares of Common Stock into which the Option shall thereafter be exercisable shall be determined by multiplying (A) the number of shares of Common Stock for which the Option were exercisable immediately prior to the record date for determination of shareholders entitled to such distribution by a fraction (B), (1) the numerator of which shall be the Fair Market Price per share of Common Stock at such record date, and (2) the denominator of which shall be such Fair Market Value per share less the amount of such cash dividend and/or the fair value (as determined by the Company's independent accountants or such investment bank or other agent selected by the Board of Directors and reasonably acceptable to the Optionee, whose determination shall be conclusive and shall be described in a statement filed with the Company) of the portion of the evidences of indebtedness, securities (other than Common Stock), assets (other than cash dividends) or rights, warrants or option so distributed applicable to one share of Common Stock. An adjustment made pursuant to this
Section 5(a)(iii) shall be made upon the opening of business on the next Business Day following the date on which any such dividend or distribution is made and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of shareholders entitled to receive such dividend or distribution.

                    (iv) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in shares of Common Stock, then the number of shares of Common Stock for which the Option shall thereafter be exercisable shall be determined by multiplying the number of shares of Common Stock for which the Option were exercisable immediately prior to the record date for determination of shareholders entitled to such dividend or other distribution by a fraction, (A) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at such record date and the total number of shares of Common Stock constituting such dividend or other distribution, and (B) the denominator of which shall be the number of shares of Common Stock outstanding at such record date. An adjustment pursuant to this
Section 5(a)(iv) shall become effective immediately after such record date.

                    (v) If any event occurs as to which, in the good faith judgment of the Board of Directors of the Company, the other provisions of this
Section 5 are not strictly applicable, then the Board of Directors of the Company may appoint its regular independent auditors or another firm of independent public accountants of recognized national standing which


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shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles of such provisions, necessary to preserve, without dilution, the rights of the Optionee. Upon receipt of such opinion, the Board of Directors of the Company shall forthwith make the adjustments described therein. In the event the Board of Directors determines not to appoint its or other independent public accountants, and the Executive in good faith reasonably determines that the appointment of such independent public accountant is necessary or appropriate, the Executive shall be entitled to appoint such independent public accountants as the Executive reasonably determines for purposes of making the determination under this Section 5(a)(v).

               (b) Fair Market Value per share of Common Stock on any date shall be deemed to be (i) the average of the daily closing prices for the twenty consecutive Business Days ending on the Business Day before the day in question or (ii) in the event that the Issuance or Sale Date shall be a record date, the average of the daily closing prices for the twenty (20) consecutive Business Days commencing thirty five Business Days before such record date. The closing price for each day shall be the last reported sales price on the composite tape or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not then so quoted, by any New York Stock Exchange member firm selected from time to time by the Company in good faith for that purpose.

               (c) Notwithstanding the foregoing provisions of this Section 5,
(i) no adjustment in the number of shares of Common Stock for which any Option is exercisable shall be required unless such adjustment would require an increase or decrease in such number of shares of at least one percent 1%, provided any adjustments which by reason of this Section 5(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment, and (ii) no adjustment in the number of shares of Common Stock for which any Option are exercisable shall be required as a result of (A) exercise of any option granted under the Option Plan or (B) the conversion of any preferred stock issued pursuant to the Reorganization Plan into Common Stock. All calculations under this Section 5 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

               (d) Whenever the number of shares of Common Stock for which the Option are exercisable is adjusted as provided in this Section 5, the Company shall promptly mail to the Optionee a notice stating that the number of shares of Common Stock for which the Option are exercisable has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) for which the Option are exercisable as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

               (e) In case at any time the Company shall be party to any transaction (including, without limitation, a consolidation or merger of the Company with another corporation or a sale or transfer of all or part of the Company's assets for cash, securities or other property) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of


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another corporation or interests in a noncorporate entity or other property
(including cash) or any combination of any of the foregoing (each such transaction being herein called the "Transaction" and the date of consummation of the transaction being herein called the "Closing Date"), then lawful and adequate provisions shall be made as a part of the terms of the Transaction so that (A) the Option shall continue to remain outstanding, except that (B) the Option shall thereafter be exercisable for, in lieu of the Common Stock issuable upon such exercise prior to the Closing Date, the amount of securities or other property to which the Optionee would actually have been entitled as a holder of shares of Common Stock upon the consummation of the Transaction if the Optionee had exercised such Option immediately prior to such Transaction (subject to adjustments from and after the Closing Date nearly equivalent as possible to the adjustments provided for in this Section 5(e)). In case securities or properties other than common stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 5 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or properties. Notwithstanding the foregoing, in the event the Company shall be party to any Transaction in which the previously outstanding Common Stock shall be changed into or exchanged for common stock or other securities of another corporation, and such common stock or other securities are not traded on a securities exchange or other public market, then the provisions of this Section 5(e) shall be deemed satisfied if the Executive shall receive fair and adequate consideration in lieu of the Option, based on a good faith valuation of the Company and the Transaction by an investment banking firm reasonably acceptable to the Company and the Executive.

               (f) In the event that at any time, as a result of an adjustment made pursuant to the provisions of Section 5(a), the Optionee shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of the Option shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 5(a), and the other provisions of this Section 5 with respect to the Common Stock shall apply on like terms to any such other shares.

               (g) In connection with the exercise of the Option, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Fair Market Value per share of Common Stock on the day on which such Option are deemed to have been exercised.

               (h) Nothing contained in an Option Agreement shall be construed as conferring upon the Optionee the right to vote or receive dividends or to be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise of the Option or be construed to confer upon the Optionee, as such, any of the rights of a shareholder of the Company or any right to vote upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or, except as provided herein, to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Option shall have been exercised as provided herein.


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               (i) Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Option, an Option Agreement may continue to express the same number and kind of shares as are stated on the Option Agreement initially issued. Notwithstanding the foregoing, the Company may, at its discretion, issue a new Option Agreement in such form as may be approved by its Board of Directors to reflect any adjustment or change in the number or kind or class of shares of stock or other securities or property purchasable under an Option.

         6. Reservation of Shares. The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its authorized and issued shares of Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon exercise of the Option, the full number of shares of Common Stock deliverable upon the exercise of the Option in full. The Company covenants that all shares of Common Stock which may be issued upon the exercise of the Option shall, upon issuance, be fully paid and nonassessable and free from all company taxes, liens, charges and security interests with respect to the issue thereof (other than income or capital gains taxes to recipients).

         7. Payment of Taxes. The Company shall pay all documentary stamp taxes, if any, attributable to the issuance of Option and issuance of shares of Common Stock or other securities upon the exercise of Option, provided the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any certificates for shares of Common Stock in a name other than that of the Optionee, and the Company shall not be required to issue or deliver such certificates unless or until the persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         8. Obtaining of Governmental Approvals and Stock Exchange Listings. The Company shall take all reasonable action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities, and shall make any and all filings under Federal and State securities laws, necessary in connection with the issuance, distribution and transfer of Option Agreements, the exercise of the Option, and the issuance, sale, transfer and delivery of shares of Common Stock upon exercise of Option, except that the foregoing provisions of this sentence shall not be deemed to require registration of the Option or the shares of Common Stock issuable on exercise of the Option under the Securities Act or similar state securities laws. The Company shall use reasonable efforts to have the shares of Common Stock which are issuable upon the exercise of the Option listed on the securities exchange, if any, on which the then outstanding shares of Common Stock are listed.

         9. Notices to Optionee.

               (a) Upon any adjustment of the number of shares of Common Stock with respect to which the Option are exercisable pursuant to Section 5 hereof, the Company within twenty (20) days thereafter shall cause notice of such adjustment to be mailed by first class mail, postage prepaid, to the Optionee. Where appropriate, such notice may be mailed in advance and included as a part of any notice required to be mailed under any other provision of this Section 9.


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                (b) In case:

                    (i) the Company shall take action to make any distribution to the holders of its Common Stock;

                    (ii) the Company shall take action to offer for subscription pro rata to the holders of its Common Stock any securities of any kind;

                    (iii) the Company shall take action to accomplish any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or

                    (iv) the Company shall take action with regard to a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall (A) in case of any such distribution or subscription rights, at least fifteen (15) days prior to the date or expected date on which the books of the Company shall close or a record shall be taken for the determination of holders entitled to such distribution or subscription rights, and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, at least fifteen
(15) days prior to the date or expected date when the same shall take place, cause written notice thereof to be mailed to the Optionee. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such distribution or subscription rights, the date or expected date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date or expected date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, as the case may be. If any action referred to in this subsection 9(b) requires the approval of holders of shares of Common Stock, the Company shall cause notice of the proposed action and the record date for the determination of holders of Shares entitled to vote on such matter to be mailed to each of the registered holders of the Option Certificates at his address appearing on the Option Register, at least ten (10) days prior to such record date, by first class mail, postage prepaid. The failure to give any notice required by this subsection 9(b) or any defect therein shall not affect the legality of any such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.


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         10. Notices to the Company. Any notice pursuant to a Option Certificate shall be sufficiently given to the Company, if sent by first class mail, postage prepaid, or by hand addressed to:


                                    Geneva Steel Holdings Corp.
                                    10 South Geneva Road
                                    Vineyard, Utah   84058
                                    Attn:   Corporate Secretary

                  with a copy to:

                                    Stephen E. Garcia
                                    Kaye Scholer LLP
                                    311 S. Wacker Drive
                                    Suite 6200
                                    Chicago, Illinois  60606

         11. Miscellaneous

               (a) Costs and Expenses. The Company shall pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Optionee may reasonably incur as a result of any contest by the Company, the Optionee or others of the validity or enforceability of, or liability under, any provision of this Agreement, plus, in each case in which payment is owed by the Company, interest on any delayed payment at the applicable Federal rate provided for in
Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended. Notwithstanding the foregoing, the Company and the Optionee acknowledge and agree that legal fees and expenses of the Optionee in connection with a contest of the validity or enforceability of, or liability under, any provision of this Agreement in which the Optionee does not prevail, shall not be reimbursable pursuant to this Section 11(a). The Company acknowledges and agrees that in the event the Optionee does not prevail, in no event shall the Optionee be required to pay any legal fees and expenses of the Company.

               (b) Successors. All the covenants and provisions hereof shall be binding upon any successors and assigns of the Company.


               (c) Termination. The rights granted pursuant to the terms of this Option Agreement shall terminate at the close of business on the Expiration Date.

               (d) Governing Law. This Option Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

               (e) Benefits of this Agreement. Nothing herein shall be construed to give to any person or corporation other than the Company, and the Optionee any legal or equitable right, remedy or claim hereunder.


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               (f) Conflicts. In the event of a conflict between the terms of this Agreement and the Option Plan, the terms of this Agreement shall govern.

               IN WITNESS WHEREOF, the Company and the Optionee have caused this Option Agreement to be duly executed as of the day and year first above written.

                                          GENEVA STEEL HOLDINGS CORP.



                                          By:  _________________________________
                                                 Name:
                                                 Title:
ATTEST:
_______________________________________
Name:
Title:


                                               _________________________________
                                                 Stephen M. Bunker


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                                    EXHIBIT A
                               FORM OF ASSIGNMENT

                        (To be executed by the Optionee
                  if Optionee desires to transfer the Option)


               FOR VALUE RECEIVED __________________________ hereby sells, assigns and transfers unto _______________________________



        ________________________________________________________________
                 (Please print name and address of transferee)
        ________________________________________________________________
        ________________________________________________________________
        ________________________________________________________________
        ________________________________________________________________
        ________________________________________________________________

this Option, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________ Attorney, to transfer the within Option on the books of the within-named Company, with full power of substitution.

Dated:  ___________________


                                           _____________________________________
                                           Signature

                                    EXHIBIT B
                               NOTICE OF EXERCISE

                         (To be executed if the Optionee
                         desires to exercise the Option)

To:      Geneva Steel Holdings Corp.

                  The undersigned hereby irrevocably elects to exercise the Option evidenced by the Option Agreement dated _________ with respect to ________ shares of Common Stock issuable upon the exercise of such Option and requests that certificates for such shares of Common Stock be issued in the name of:

                  Payment of the exercise price for such shares will be made as follows: _______________________________________________________________________





Please insert social security or other identifying number: ___________________

                                    ____________________________________________
                                    (Please print name and address)

                                    ____________________________________________

                                    ____________________________________________

                                    ____________________________________________

Dated:  ___________________

                                     NOTICE

The signature(s) in the foregoing Subscription Form must correspond to the name as written upon the face of this Option Agreement in every particular, without alteration or enlargement or any change whatsoever.